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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1.
  Registration Statement (Form S-8 No. 333-119803) pertaining to the New York & Company, Inc. and Subsidiaries Amended and Restated 2002 Stock Option Plan, and

  2.
  Registration Statements (Form S-8 No. 333-163266, Form S-8 No. 333-178085 and Form S-8 No. 333-202058) pertaining to the New York & Company, Inc. and Subsidiaries Amended and Restated 2006 Long-Term Incentive Plan;

of our report dated April 14, 2016, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of New York & Company, Inc. and Subsidiaries for the year ended February 3, 2018.

/s/ Ernst & Young LLP

New York, New York
April 17, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm